                                                                    EXHIBIT 3.2A



                                    BY-LAWS

                                      OF

                  GARDEN.COM, INC. F/K/A GARDEN ESCAPE, INC.,
                            a Delaware Corporation

                                REFERENCE TABLE

                                  BY-LAWS OF

                               GARDEN.COM, INC.,
                            a Delaware Corporation

SECTION SUBJECT MATTER                                                                                  PAGE
============================================================================================================

                                                        ARTICLE I. OFFICES

    1.01      Principal and Business Offices.........................................................    I-1
    1.02      Registered Office......................................................................    I-1

                                                     ARTICLE II. STOCKHOLDERS

    2.01      Annual Meeting.........................................................................   II-1
    2.02      Special Meeting........................................................................   II-1
    2.03      Place of Meeting.......................................................................   II-1
    2.04      Notice of Meeting......................................................................   II-1
    2.05      Closing Of Transfer Books Or Fixing Of Record Date.....................................   II-2
    2.06      Voting Lists...........................................................................   II-3
    2.07      Quorum.................................................................................   II-3
    2.08      Conduct of Meetings....................................................................   II-3
    2.09      Proxies................................................................................   II-4
    2.10      Voting of Shares.......................................................................   II-4
    2.11      Action Without Meeting.................................................................   II-4
    2.12      Voting of Shares by Certain Holders....................................................   II-4
              (a)     Other Corporations.............................................................   II-4
              (b)     Legal Representatives and Fiduciaries..........................................   II-5
              (c)     Pledgees.......................................................................   II-5
              (d)     Treasury Stock and Subsidiaries................................................   II-5
              (e)     Minors.........................................................................   II-5
              (f)     Incompetents and Spendthrifts..................................................   II-5
              (g)     Joint Tenants..................................................................   II-6
    2.13      Waiver of Notice by Shareholders.......................................................   II-6

                                                  ARTICLE III. BOARD OF DIRECTORS

    3.01      General Powers and Number..............................................................  III-1

SECTION SUBJECT MATTER                                                                                  PAGE
=============================================================================================================

    3.02      Tenure and Qualifications.............................................................    III-1
    3.03      Regular Meetings......................................................................    III-1
    3.04      Special Meetings......................................................................    III-1
    3.05      Notice; Waiver........................................................................    III-2
    3.06      Quorum................................................................................    III-2
    3.07      Telephonic Attendance.................................................................    III-2
    3.08      Manner of Acting......................................................................    III-2
    3.09      Conduct of Meetings...................................................................    III-3
    3.10      Vacancies.............................................................................    III-3
    3.11      Compensation..........................................................................    III-3
    3.12      Presumption of Assent.................................................................    III-4
    3.13      Committees............................................................................    III-4
    3.14      Unanimous Consent Without Meeting.....................................................    III-5

                                                       ARTICLE IV. OFFICERS

    4.01      Number................................................................................     IV-1
    4.02      Election and Term of Office...........................................................     IV-1
    4.03      Removal...............................................................................     IV-1
    4.04      Vacancies.............................................................................     IV-1
    4.05      President.............................................................................     IV-1
    4.06      The Executive Vice President..........................................................     IV-2
    4.07      The Senior Vice President.............................................................     IV-2
    4.08      The Vice Presidents...................................................................     IV-2
    4.09      The Secretary.........................................................................     IV-3
    4.10      The Treasurer.........................................................................     IV-3
    4.11      Assistant Secretaries and Assistant Treasurers........................................     IV-3
    4.12      Other Assistants and Acting Officers..................................................     IV-4
    4.13      Salaries..............................................................................     IV-4

                                                            ARTICLE V.

              LIABILITY OF OFFICERS AND DIRECTORS...................................................      V-1

                                                    ARTICLE VI. INDEMNIFICATION

    6.01      Actions Other Than by the Corporation.................................................     VI-1

SECTION SUBJECT MATTER                                                                                 PAGE
=============================================================================================================

    6.02      Actions by or in the Right of the Corporation..........................................    VI-1
    6.03      Successful Defense of Actions..........................................................    VI-2
    6.04      Procedure for Indemnification..........................................................    VI-2
    6.05      Advance Payment of Expenses............................................................    VI-3
    6.06      Partial Indemnification................................................................    VI-3
    6.07      Other Rights...........................................................................    VI-4
              (a)     General........................................................................    VI-4
              (b)     Contribution...................................................................    VI-4
              (c)     Arbitration....................................................................    VI-5
    6.08      Severability of Provisions.............................................................    VI-5
    6.09      Purchase of Insurance..................................................................    VI-5
    6.10      Benefit................................................................................    VI-6
    6.11      Amendment..............................................................................    VI-6

                                                           ARTICLE VII.

              CONTRACTS BETWEEN CORPORATION
              AND RELATED PERSONS....................................................................   VII-1

                                         ARTICLE VIII. INDEMNIFICATION, LIMITED LIABILITY
                                                           AND INSURANCE

    8.01      Contracts..............................................................................  VIII-1
    8.02      Loans..................................................................................  VIII-1
    8.03      Checks, Drafts, Etc....................................................................  VIII-1
    8.04      Deposits...............................................................................  VIII-1
    8.05      Voting of Shares Owned by the Corporation..............................................  VIII-1
    8.06      Corporate Payments.....................................................................  VIII-2

                                      ARTICLE IX. CERTIFICATES FOR SHARES AND THEIR TRANSFER

    9.01      Certificates for Shares................................................................    IX-1
    9.02      Facsimile Signatures and Seal..........................................................    IX-1
    9.03      Signature by Former Officers...........................................................    IX-1
    9.04      Transfer of Shares.....................................................................    IX-1
    9.05      Restrictions on Transfer...............................................................    IX-2
    9.06      Lost, Destroyed or Stolen Certificates.................................................    IX-2

SECTION SUBJECT MATTER                                                                                  PAGE
============================================================================================================

    9.07      Consideration for Shares...............................................................   IX-2
    9.08      Stock Regulations......................................................................   IX-2

                                                            ARTICLE X.

              DIVIDENDS..............................................................................    X-1

                                                            ARTICLE XI.

              CORPORATE SEAL.........................................................................   XI-1

                                                      ARTICLE XI. AMENDMENTS

   12.01      By Stockholders........................................................................  XII-1
   12.02      By Directors...........................................................................  XII-1
   12.03      Implied Amendments.....................................................................  XII-1

                                    BY-LAWS

                                      OF

                               GARDEN.COM, INC.,
                            a Delaware Corporation

                             ARTICLE I.  OFFICES.

          SECTION 1.01  Principal and Business Offices.  The corporation may
                        ------------------------------
have such principal and other business offices, as the Board of Directors may designate or as the business of the corporation may require from time to time, both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, in any or all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America, and in any foreign countries.

          SECTION 1.02  Registered Office.  The registered office of the
                        -----------------
corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware may be, but need not be, identical with the principal office in the State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors. The business office of the registered agent of the corporation shall be identical to such registered office.

                           ARTICLE II.  STOCKHOLDERS

          SECTION 2.01  Annual Meeting.  The annual meeting of the stockholders
                        --------------
shall be held on the second Tuesday in the month of March in the year beginning with the year 1996, or at such other date within thirty days before or after said date as may be authorized by the Board of Directors and set forth in the notice of meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day or any other permissible date set by the Board of Directors.

          SECTION 2.02  Special Meeting.  Special meetings of the stockholders,
                        ---------------
for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Board of Directors or by the person designated in the written request of the holders of not less than one-tenth of all shares of the corporation entitled to vote at the meeting.

          SECTION 2.03  Place of Meeting.  The Board of Directors may designate
                        ----------------
any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Delaware, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation in the State of Texas or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

          SECTION 2.04  Notice of Meeting.  Written notice stating the place,
                        -----------------
day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (unless a longer period is required by law or the Certificate of Incorporation) nor more than 60 days before the date of the meeting, either personally, by mail or by telegram, by or at the direction of the President, the Secretary or other officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the corporation, if one be appointed, that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If any meeting of stockholders is adjourned for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Otherwise, when a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

          SECTION 2.05  Closing of Transfer Books or Fixing of Record Date.  For
                        --------------------------------------------------
the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or change of stock or for the purpose of any other lawful action, or in order to make a determination of stockholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period ending at least ten days before the action for which eligibility notice or voting is being determined. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case not to be more than 60 days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders the record date for such determination of stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          SECTION 2.06  Voting Lists.  The officer or agent having charge of the
                        ------------
stock transfer books for shares of the corporation shall, at least ten days before every meeting of stockholders, make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. This list shall be opened to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer books shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

          SECTION 2.07  Quorum.  Except as otherwise provided in the Certificate
                        ------
of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders unless the vote of a greater number or voting by classes is required by law or the Certificate of Incorporation. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          SECTION 2.08  Conduct of Meetings.  Meetings of the stockholders shall
                        -------------------
be presided over by one of the following officers in the order of seniority, if present and acting: the President, the Executive Vice President, a Vice President in the order provided under SECTION 4.08 or if none of the foregoing is in office and present and acting, by a chairman chosen by the stockholders present. The

Secretary of the corporation, or in his absence, an Assistant Secretary, or if none be present, any person appointed by the presiding officer shall act as secretary of the meeting.

          SECTION 2.09  Proxies.  At all meetings of stockholders, a stockholder
                        -------
entitled to vote may vote in person or by proxy appointed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the stockholder to the presiding officer during the meeting. The presence of a stockholder who has filed his proxy shall not of itself constitute a revocation. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

          SECTION 2.10  Voting of Shares.  Each outstanding share shall be
                        ----------------
entitled to one vote upon each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Certificate of Incorporation.

          SECTION 2.11  Action Without Meeting.  Unless otherwise provided in
                        ----------------------
the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          SECTION 2.12  Voting of Shares by Certain Holders.
                        -----------------------------------

               (a)  Other Corporations.  Shares standing in the name of another
                    ------------------
corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to the Secretary, of the designation of some other person by the Board of Directors or the By-Laws of such other corporation.

          (b)  Legal Representatives and Fiduciaries.  Shares held by an
               -------------------------------------
administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him either in person or by proxy, without a transfer of such shares into his name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of his incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

          (c)  Pledgees.  A stockholder whose shares are pledged shall be
               --------
entitled to vote such shares, unless there is a transfer by the pledgor on the books of the corporation in which he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon.

          (d)  Treasury Stock and Subsidiaries.  Neither treasury shares nor
               -------------------------------
shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held, directly or indirectly, by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

          (e)  Minors.  Shares held by a minor may be voted by such minor in
               ------
person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has received written notice or has actual knowledge that such stockholder is a minor.

          (f)  Incompetents and Spendthrifts.  Shares held by an incompetent or
               -----------------------------
spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has actual knowledge that such stockholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

               (g)  Joint Tenants. Shares registered in the names of two or more
                    -------------
individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the corporation a contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed to be voted, or (ii) all such other individuals are deceased and the Secretary of the corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

          SECTION 2.13  Waiver of Notice by Stockholders.  Whenever any notice
                        --------------------------------
whatever is required to be given to any stockholder of the corporation under the Certificate of Incorporation or By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the Delaware General Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning to the transaction of any business because the meeting was not properly called. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice.

                       ARTICLE III.  BOARD OF DIRECTORS

          SECTION 3.01. General Powers and Number.  The business and affairs of
                        -------------------------
the Corporation shall be managed under the direction of its Board of Directors. Unless otherwise provided in the Articles of Incorporation, the authorized number of Directors shall be not less than eight nor more than eleven. The current number of directors shall be within the limits specified above, and as determined (or as amended from time to time) by resolution adopted by either the shareholders or the Directors. After any shares of this Corporation are issued, the maximum or minimum number of Directors cannot be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by an amendment to this section 3.01, duly approved by the outstanding shares entitled to vote.

          SECTION 3.02  Tenure and Qualifications.  Each director shall hold
                        -------------------------
office until the next annual meeting of stockholders and until his successor shall have been elected, or until his prior death, resignation or removal. A director may be removed from office by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a meeting of stockholders called for that purpose. A director may resign at any time by filing his written resignation with the Secretary of the corporation. Directors need not be residents of the State of Delaware or stockholders of the corporation.

          SECTION 3.03  Regular Meetings.  A regular meeting of the Board of
                        ----------------
Directors shall be held without other notice than this By-Law immediately after the annual meeting of stockholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of stockholders which precedes it, or such other suitable place as may be announced at such meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

          SECTION 3.04  Special Meetings.  Special meetings of the Board of
                        ----------------
Directors may be called by or at the request of the President, Secretary or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed the place of meeting shall be the principal business office of the corporation in the State of Delaware.

          SECTION 3.05  Notice; Waiver.  Notice of each meeting of the Board of
                        --------------
Directors (unless otherwise provided in or pursuant to SECTION 3.03) shall be given by written notice delivered personally, by mail, by telegram or by telex to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary, not less than 48 hours in advance of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice is given by telex such notice shall be deemed to be delivered 48 hours after it is sent. Whenever any notice whatever is required to be given to any director of the corporation under the Certificate of Incorporation or By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of such notice, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          SECTION 3.06  Quorum.  Except as otherwise provided by law or by the
                        ------
Certificate of Incorporation or these By-Laws, number of directors set forth in
SECTION 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

          SECTION 3.07  Telephonic Attendance.  The Board of Directors, or any
                        ---------------------
individual member thereof, may participate in a meeting of the Board, or any committee designated by the Board, by means of conference, telephone or a similar communications equipment provided that during the conduct of such meeting all persons participating therein can hear each other. Participation in a meeting pursuant to this section shall constitute a presence in person at such meeting.

          SECTION 3.08  Manner of Acting.  The act of the majority of the
                        ----------------
directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Certificate of Incorporation or these By-Laws.

          SECTION 3.09  Conduct of Meetings.  The meetings of the Board of
                        -------------------
Directors shall be presided over by one of the following officers in the order of seniority, if present and acting: the President, the Executive Vice President, provided he be a director, a Vice President designated pursuant to
SECTION 4.08, provided he be a director, or any director chosen by the directors present. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

          SECTION 3.10  Vacancies.  Any vacancy occurring in the Board of
                        ---------
Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided that in case of a vacancy created by the removal of a director by the vote of stockholders, the stockholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof. If there are no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or the By-Laws, or may apply to the Court of Chancery for a decree summarily ordering an election. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorship, or to replace the directors chosen by the directors then in office.

          SECTION 3.11  Compensation.  The Board of Directors, irrespective of
                        ------------
any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. Members of the Board may be paid their expenses, if any, of attendance at each meeting of the Board at any place other than the county in which the principal business office of the corporation is located. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

          SECTION 3.12  Presumption of Assent. A director of the corporation
                        ---------------------
who is present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          SECTION 3.13  Committees. The Board of Directors may, by resolution
                        ----------
passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution or amend the By-Laws of the corporation; and, unless the resolution, By-Laws or certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

          SECTION 3.14  Unanimous Consent Without Meeting. Any action required
                        ---------------------------------
or permitted by the Certificate of Incorporation or By-Laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors then in office, and such written consent is filed with the minutes of proceedings of the Board.

                            ARTICLE IV.  OFFICERS.

          SECTION 4.01.  Number. The principal officers of the Corporation
                         ------
shall consist of the a President, one or more Vice Presidents (the number, precedence and duties thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors, in its discretion, may elect or appoint any or all of such principal officers. The Board of Directors may also designate and elect a Vice President as Executive Vice President and may designate and elect any other Vice President as Senior Vice President. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

          SECTION 4.02.  Election and Term of Office. The officers of the
                         ---------------------------
Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.

          SECTION 4.03.  Removal. Any officer or agent may be removed by the
                         -------
Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

          SECTION 4.04.  Vacancies. A vacancy in any office because of death,
                         ---------
resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

          SECTION 4.05.  President. The President shall be the principal
                         ---------
executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

          SECTION 4.06.  The Executive Vice President. The Executive Vice
                         ----------------------------
President, if one is designated, shall assist the President in the discharge of supervisory, managerial and executive duties and functions. In the absence of the President or in the event of his death, inability or refusal to act, the Executive Vice President shall perform the duties of the President and when so acting shall have all the powers and duties of the President. He shall perform such other duties and shall have such authority as from time to time may be assigned to him by the Board of Directors or the President.

          SECTION 4.07.  The Senior Vice President. The Senior Vice President,
                         -------------------------
if one is designated, in the absence of the Executive Vice President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the Executive Vice President to act personally, shall perform the duties of the Executive Vice President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Executive Vice President. The Senior Vice President shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

          SECTION 4.08.  The Vice Presidents. In the absence of the President
                         -------------------
or, if designated, the Executive Vice President or the Senior Vice President, or in the event of his or their death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President or, if designated, the Executive Vice President or the Senior Vice President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, the Executive Vice President or the Senior Vice President, as applicable, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President, the Executive Vice President or the Senior Vice President, as applicable. A Vice President shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President, the Executive Vice President or the Senior Vice President.

          SECTION 4.09.  The Secretary. The Secretary shall: (a) keep the
                         -------------
minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if any;
(d) keep or arrange for the keeping of a register of the post office address of each shareholder, officer and director, as furnished to the Secretary; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

          SECTION 4.10.  The Treasurer. If required by the Board of Directors,
                         -------------
the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of section 6.04; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

          SECTION 4.11.  Assistant Secretaries and Assistant Treasurers. There
                         ----------------------------------------------
shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. An Assistant Treasurer shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

          SECTION 4.12.  Other Assistants and Acting Officers. The Board of
                         ------------------------------------
Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

          SECTION 4.13.  Salaries. The salaries of the principal officers shall
                         --------
be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                       ARTICLE V.  LIABILITY OF OFFICERS
                                 AND DIRECTORS

          No person shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of this corporation, or of any other corporation which he serves as a director or officer at the request of this corporation, in good faith, if such person (a) exercised and used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs or (b) took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by officers or employees of the corporation which he had reasonable grounds to believe to be true. The foregoing shall not be exclusive of other rights and defenses to which he may be entitled as a matter of law.

                         ARTICLE VI.  INDEMNIFICATION

          SECTION 6.01.  Actions Other Than by the Corporation. Subject to the
                         -------------------------------------
limitations contained in this ARTICLE VI, the corporation shall, to the fullest extent permitted by the Delaware General Corporation Law and other applicable laws, as in effect from time to time, indemnify any person who was or is a party or is threatened to be made a party to any formal or informal threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action brought under federal or state securities laws, rules or regulations (collectively, "Actions" and individually an "Action"), other than an Action by or in the right of the corporation and other than an Action asserted by such person against the corporation for any reason other than to enforce his rights under this ARTICLE VI, by reason of the fact that he is or was a director or officer of the corporation, or by reason of the fact that such person is or was a director or officer of the corporation and is or was serving at the request of the corporation as a director, officer, employee, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving at the request of the corporation as a fiduciary of an employee benefit plan or as an employee or agent of the corporation against (a) expenses, including, without limitation, attorneys' fees, actually and reasonably incurred in connection with any Action; (b) amounts actually and reasonably incurred in settlement of any Action; and (c) judgments, fines, penalties or other amounts actually incurred pursuant to an adjudication of liability in connection with any Action; provided, however, that no director or officer shall be entitled to indemnification under this section unless, with respect to the conduct that is the subject of the Action, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

          SECTION 6.02.  Actions by or in the Right of the Corporation. Subject
                         ---------------------------------------------
to the limitations contained in this ARTICLE VI, any person who was or is a party or is threatened to be made a party to any Action by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director or officer of the corporation, or by reason of the fact that such person is or was a director or officer of the corporation and is or was serving at the request of the corporation as a director, officer, employee, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving at the request of the corporation as a fiduciary of an employee benefit plan or as an employee or agent of the corporation, shall be indemnified by the corporation, to the fullest extent permitted by the Delaware General Corporation Law and other applicable laws, as in effect from time to time, against (a) expenses, including, without limitation, attorneys' fees actually and reasonably incurred in connection with any Action; (b) amounts actually and reasonably incurred in settlement of any Action; and (c) judgments, fines, penalties or other amounts actually incurred pursuant to an adjudication of liability in connection with any Action; provided, however, that no director or officer shall be entitled to indemnification under this section unless, with respect to the conduct that is the subject of the Action, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such Action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          SECTION 6.03.  Successful Defense of Actions. To the extent that a
                         -----------------------------
director or officer of the corporation has been successful on the merits or otherwise in defending any Action described in SECTION 6.01 or 6.02 (including, without limitation, the settlement, dismissal, abandonment or withdrawal of any Action where he does not pay or assume any material liability), he shall be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

          SECTION 6.04.  Procedure for Indemnification. Any indemnification
                         -----------------------------
under SECTIONS 6.01 and 6.02 of this ARTICLE VI, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of such director or officer of the corporation is proper in the circumstances because he has met the applicable standard of conduct set forth in said SECTIONS 6.01 and 6.02. Such determination shall be made within 60 days following a request for indemnification by a director or officer (a) by arbitration if requested or directed pursuant to
SECTION 6.07(c); (b) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the subject Action; (c) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (d) by the affirmative vote of a majority of the shares entitled to vote thereon. The person or persons making the determination with respect to indemnification hereunder may, to the extent they deem appropriate, authorize the corporation to pay interest to a director or officer, at a reasonable interest rate, for amounts actually paid by him and determined to be a proper subject for indemnification. All fees, costs and expenses associated with the indemnification procedures set forth in this SECTION 6.04 or otherwise incurred by a director or officer to enforce his rights to indemnification provided in this ARTICLE VI, including, without limitation, the fees, costs and expenses of the independent legal counsel selected hereunder, shall be paid by the corporation.

          SECTION 6.05.  Advance Payment of Expenses. Expenses, including,
                         ---------------------------
without limitation, attorneys' fees, actually and reasonably incurred by a director or officer in connection with any Action, no matter by whom brought, shall be paid by the corporation to the director or officer in advance of the final disposition of such Action within 30 days of a written request for advance payment of expenses which shall be accompanied by reasonable documentation of the amount of the claimed expenses. To receive advanced expenses under this
SECTION 6.05, a director or officer must first enter into a written agreement with the corporation in which he warrants his good faith belief that he has met the appropriate standard of conduct set forth in SECTION 6.01 or 6.02, as the case may be, of this ARTICLE VI and agrees to repay any advances made pursuant to this SECTION 6.05 if it is determined that such director or officer is not entitled to indemnification by the corporation for such amounts pursuant to the procedures of SECTION 6.04 of this ARTICLE VI.

          SECTION 6.06.  Partial Indemnification.
                         -----------------------

               (a) If it is determined pursuant to SECTION 6.04 of this ARTICLE VI that a director or officer is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any Action, no matter by whom brought, the person or persons making such determination shall reasonably determine which expenses, including, without limitation, attorneys' fees, amounts paid in settlement and/or judgments, penalties or fines, are the result of claims, issues or matters that are a proper subject for indemnification hereunder in light of all of the circumstances of such Action.

               (b) If it is determined pursuant to SECTION 6.04 of this ARTICLE VI that certain amounts paid by a director or officer, whether for expenses, attorneys' fees and/or amounts paid in settlement in connection with any Action, no matter by whom brought, are for any reason unreasonable in amount in light of all the circumstances of such Action, the person or persons making such determination shall authorize the indemnification of the director or officer for only such amounts as he or they shall deem reasonable.

          SECTION 6.07.  Other Rights.
                         ------------

               (a)  General. The indemnification and advancement of expenses
                    -------
provided for in this ARTICLE VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement with the corporation, any By-Law of the corporation, any vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Nothing contained in this ARTICLE VI shall preclude the Board of Directors from determining, in its discretion, that persons serving as agents or employees of the corporation or as fiduciaries of an employee benefit plan of the corporation shall be entitled to the indemnification and advancement of expenses provided to directors and officers of the corporation in this ARTICLE VI.

               (b)  Contribution. If a director or officer requesting indemnity
                    ------------
due to any Action is determined to be ineligible for the indemnity provided for in SECTION 6.01 or SECTION 6.02, as the case may be, of this ARTICLE VI, the Corporation, in lieu of indemnifying such officer or director, shall contribute to the amount actually and reasonably incurred by him, whether for expenses, including, without limitation, attorneys' fees, amounts reasonably paid in settlement and/or judgments, fines or penalties incurred in connection with any Action, no matter by whom brought, in such proportion as is determined to be fair and reasonable by the person or persons making the determination as to indemnification pursuant to SECTION 6.04 of this ARTICLE VI, or by the court before which such Action was brought, in light of all the circumstances of such Action, in order to reflect the relative benefits received by the corporation and the director or officer as a result of the occurrences giving cause to such Action and/or the relative fault of the corporation and the director or officer in connection with such occurrences; provided, however, that no director or officer shall be entitled to contribution from the corporation under this
SECTION 6.07(b) if it is determined pursuant to SECTION 6.04, or by the court before which such Action was brought, that the director or officer engaged in criminal, fraudulent, reckless or willful misconduct in or disregard for the performance of his duty to the corporation.

               (c)  Arbitration. If requested by the director or officer seeking
                    -----------
indemnification, contribution or any other rights provided under this ARTICLE VI, or by any person or persons authorized to make determinations pursuant to
SECTION 6.04, any indemnification or other rights to be provided to an officer or director under this ARTICLE VI, unless ordered by the court before which an Action was brought, shall be authorized by a panel of three arbitrators in the city in which the corporation's principal executive offices are then located in accordance with the rules then prevailing of the American Arbitration Association, upon a determination in each specific case that the indemnification or other rights provided to the officer or director is proper under the circumstances because he has met the applicable standard of conduct set forth in the respective provisions of this ARTICLE VI. One of the arbitrators shall be selected by the Board of Directors of the corporation by a majority vote of a quorum consisting of directors who were not parties to the Action that is the subject of the indemnification (or, if such a quorum is not obtainable, by an independent legal counsel chosen by the Board of Directors of the corporation), the second arbitrator shall be selected by the director or officer who may be entitled to indemnification or other rights under this ARTICLE VI and the third arbitrator shall be a member in good standing of the American Arbitration Association of 180 North LaSalle Street, Chicago, Illinois, who will be selected by the two arbitrators selected by the foregoing parties.

          SECTION 6.08.  Severability of Provisions. The provisions of this
                         --------------------------
ARTICLE VI and the several rights to indemnification, advancement of expenses, contribution, arbitration and limitation of actions created hereby are independent and severable and, in the event that any such provision and/or right shall be held by a court of competent jurisdiction in which an Action relating to such provisions and/or rights is brought to be against public policy or otherwise to be unenforceable, the other provisions of this ARTICLE VI shall remain enforceable and in full effect.

          SECTION 6.09.  Purchase of Insurance. The corporation may purchase
                         ---------------------
and maintain insurance on behalf of any person who is or was a director or officer of the corporation, to the extent that such director or officer is insurable and such insurance coverage can be secured by the corporation at rates, and in amounts and subject to such terms and conditions as shall be determined in good faith to be reasonable and appropriate by the Board of Directors of the corporation, and whose determination shall be conclusive, against liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this ARTICLE VI.

          SECTION 6.10.  Benefit. The rights to indemnification and advancement
                         -------
of expenses provided by, or granted pursuant to, this ARTICLE VI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 6.11.  Amendment. No amendment or repeal of this ARTICLE VI
                         ---------
shall be effective to reduce the obligations of the corporation under this
ARTICLE VI with respect to any Action based upon occurrences which take place prior to such amendment or repeal.

                        ARTICLE VII.  CONTRACTS BETWEEN
                        CORPORATION AND RELATED PERSONS

          No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction solely because his or their votes are counted for such purposes, if (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. This ARTICLE VII shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

                  ARTICLE VIII.  CONTRACTS, LOANS, CHECKS AND
                       DEPOSITS: SPECIAL CORPORATE ACTS

          SECTION 8.01  Contracts. The Board of Directors may authorize any
                        ---------
officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all contracts, deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President and Chief Operating Officer or any other officer of the corporation authorized by the Board of Directors, and if required by the transaction or operation of law, by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. The Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

          SECTION 8.02  Loans. No loans shall be contracted on behalf of the
                        -----
corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

          SECTION 8.03  Checks, Drafts, Etc. All checks, drafts or other orders
                        --------------------
for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

          SECTION 8.04  Deposits. All funds of the corporation not otherwise
                        --------
employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

          SECTION 8.05  Voting of Shares Owned by the Corporation. Subject
                        -----------------------------------------
always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the President, or in his absence the Executive Vice President, or if he be absent any Vice President of this corporation who may be present and
(b) whenever, in the judgment of the President, or in his absence the Executive Vice President, or if he be absent any Vice President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President, the Executive Vice President or one of the Vice Presidents of this corporation without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

          SECTION 8.06.  Corporate Payments. If any compensation paid to an
                         ------------------
employee, officer or director of the Corporation or expenses paid for or on behalf of any employee, officer or director shall be determined, upon audit or other examination of the income tax returns of the Corporation, as not an allowable deduction from the gross income or otherwise net taxable income of the Corporation and such determination shall be obtained by the appropriate federal or state taxing authority or by a final judgment of a court or competent jurisdiction and neither the Corporation nor employee, officer or director appeals therefrom, or the applicable period for filing a notice of appeal or objection has expired, the employee, officer or director shall immediately repay to the Corporation the amount of such disallowed compensation or expense or both and the Corporation's Board of Directors and officers shall have the authority to waive such repayment. This section 8.06 shall be deemed part of any and all agreements, written or explicitly recited therein and may be amended or repealed only by action of the stockholders pursuant to ARTICLE XIII below.

                         ARTICLE IX.  CERTIFICATES FOR
                           SHARES AND THEIR TRANSFER

          SECTION 9.01  Certificates for Shares. Certificates representing
                        -----------------------
shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President and Chief Operating Officer, the Executive Vice President or a Vice President and, if required by the Board of Directors, the transaction or operation of law, by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in SECTION 9.06.

          SECTION 9.02  Facsimile Signatures and Seal. The seal of the
                        -----------------------------
corporation on any certificates for shares may be a facsimile. The signatures of the President, the Executive Vice President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.

          SECTION 9.03  Signature by Former Officers. In case any officer, who
                        ----------------------------
has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

          SECTION 9.04  Transfer of Shares. The Board of Directors may appoint
                        ------------------
one or more transfer agents and one or more registrars of its stock of any class or classes, whose respective duties shall be defined by the Board of Directors. Prior to due presentment of a certificate for the shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to a transfer agent of the corporation, if one be appointed, or to the corporation if no transfer agent has been appointed, with a request to register for transfer, the transfer agent and corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements and (b) the transfer agent, if one be appointed, and the corporation had no duty to inquire into adverse claims or has discharged any such duty. The transfer agent, if one be appointed, and the corporation may require reasonable assurance that said endorsements are genuine and effective and comply with such other regulations as may be prescribed under the authority of the Board of Directors.

          SECTION 9.05  Restrictions on Transfer. The face or reverse side of
                        ------------------------
each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

          SECTION 9.06  Lost, Destroyed or Stolen Certificates. Where the owner
                        --------------------------------------
claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

          SECTION 9.07  Consideration for Shares. The shares of the corporation
                        ------------------------
may be issued for such consideration, not less than the par value thereof (if any), as shall be fixed from time to time by the Board of Directors. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable by the corporation. No certificate shall be issued for any share until it is fully paid.

          SECTION 9.08  Stock Regulations. The Board of Directors shall have
                        -----------------
the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Delaware as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

                             ARTICLE X.  DIVIDENDS

          The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

                          ARTICLE XI.  CORPORATE SEAL

          The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words "Corporate Seal".

                           ARTICLE XII.  AMENDMENTS

          SECTION 12.01  By Stockholders. These By-Laws may be altered, amended
                         ---------------
or repealed and new By-Laws may be adopted by the stockholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the stockholders at which a quorum is in attendance.

          SECTION 12.02  By Directors. These By-Laws may also be altered,
                         ------------
amended or repealed and new By-Laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no By-Law adopted by the stockholders shall be amended or repealed by the Board of Directors if the By-Law so adopted so provides.

          SECTION 12.03  Implied Amendments. Any action taken or authorized by
                         ------------------
the stockholders or by the Board of Directors, which would be inconsistent with the By-Laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.